Exhibit 21.1

Subsidiaries of Owens Corning (12/01/06)	State or Other Jurisdiction Under the Laws of Which Organized
Belgian Finance OC Europe SPRL	Belgium
CDC Corporation, dba Conweb	Wisconsin
Comercializadora Owens Corning, S.A. de C.V.	Mexico
Crown Manufacturing Inc.	Ontario
Dutch OC Cooperatief Invest U.A.	The Netherlands
Engineered Pipe Systems, Inc.	Delaware
Engineered Yarns America, Inc.	Massachusetts
EPS Holding AS	Norway
Eric Company	Delaware
European Owens-Corning Fiberglas, S.A.	Belgium
Exterior Systems, Inc.	Delaware
Falcon Foam Corporation	Delaware
Fibreboard LLC	Delaware
Flowtite Offshore Services Ltd.	Cyprus
Goodman Ventures, Inc.	Delaware
HOMExperts LLC	Delaware
Integrex	Delaware
Integrex Professional Services LLC	Delaware
Integrex Supply Chain Solutions LLC	Delaware
Integrex Testing Systems LLC	Delaware
Integrex Ventures, LLC	Delaware
IP Owens Corning Ltd.	Switzerland
IPM Inc.	Delaware
Jefferson Holdings, Inc.	Delaware
LMP Impianti Srl	Italy
Modalis S.A	France
Modula S.A.	France
Modulo USA LLC	Delaware
Norandex Distribution, Inc.	Delaware
NORSKE EPS BOT AS	Norway
OC Canada Finance Inc.	Canada
OC Canada Holdings Company	Canada
OC Celfortec Inc.	Canada
O.C. Funding B.V.	The Netherlands
OC NL Invest Cooperatief U.A.	The Netherlands
OC Sales Merger Company, LLC	Delaware
OC Scandanavian Operations	Sweden
OCCV1, Inc.	Delaware
OCCV2, Inc.	Delaware
OCCV3 LLC	Delaware
OCCV4 LLC	Delaware

OCF Mexico, S.A. de C.V.	Mexico
OCW Acquisition Corporation d/b/a Delsan Industries	Delaware
Owens Corning (Anshan) Fiberglass Co., Ltd.	China
Owens Corning Argentina Sociedad de Responsabilidad Limitada	Argentina
Owens Corning Australia Pty Limited	Australia
Owens Corning Automotive (UK) Ltd.	United Kingdom
Owens Corning BM (Korea), Ltd.	Korea
Owens-Corning Britinvest Limited	United Kingdom
Owens Corning Building Material Sustainability, LLC	Delaware
Owens Corning Building Materials Espana, S.A.	Spain
Owens Corning Canada Holdings B.V.	The Netherlands
Owens Corning Canada Company	Nova Scotia
Owens Corning Canada, LP	Canada
Owens Corning Canada GP Inc.	Canada
Owens-Corning Capital Holdings I, Inc.	Delaware
Owens-Corning Capital Holdings II, Inc.	Delaware
Owens-Corning Capital L.L.C.	Delaware
Owens Corning Cayman (China) Holdings	Cayman Islands
Owens-Corning Cayman Limited	Cayman Islands
Owens Corning (China) Investment Company, Ltd.	China
Owens Corning Commercial Insulation Systems, LLC	Delaware
Owens Corning Composite Materials, LLC	Delaware
Owens Corning Composite Materials Canada, LP	Canada
Owens Corning Composite Materials Canada GP Inc.	Canada
Owens Corning Composites Italia S.r.l.	Italy
Owens Corning Composites SPRL	Belgium
Owens Corning Construction Services, LLC	Delaware
Owens Corning Cultured Stone, LLC	Delaware
Owens Corning Enterprise (India) Pvt. Ltd.	India
Owens Corning Espana SA	Spain
Owens Corning Fabwel, LLC	Delaware
Owens Corning Fiberglas A.S. Limitada	Brazil
Owens-Corning Fiberglas Deutschland GmbH	Germany
Owens-Corning Fiberglas Espana, S.A.	Spain
Owens-Corning Fiberglas France S.A.	France
Owens-Corning Fiberglas (G.B.) Ltd.	United Kingdom
Owens-Corning Fiberglas Norway A/S	Norway
Owens Corning Fiberglas S.A.	Uruguay
Owens-Corning Fiberglas Sweden Inc.	Delaware
Owens-Corning Fiberglas Technology Inc.	Illinois

Owens-Corning Fiberglas Technology II, LLC	Delaware
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.	United Kingdom
Owens Corning Foam Insulation, LLC	Delaware
Owens Corning Franchising, LLC	Delaware
Owens Corning Franchising Canada, LP	Canada
Owens Corning Franchising Canada GP Inc.	Canada
Owens-Corning FSC, Inc.	Barbados
Owens-Corning Funding Corporation	Delaware
Owens Corning (Guangzhou) Fiberglas Co., Ltd.	China
Owens Corning Holdings 1 C.V.	The Netherlands
Owens Corning Holdings 2 C.V.	The Netherlands
Owens Corning Holdings 3 C.V.	The Netherlands
Owens Corning Holdings 4 C.V.	The Netherlands
Owens Corning Holdings 5 C.V.	The Netherlands
Owens Corning Holdings Company	Canada
Owens-Corning Holdings Limited	Cayman Islands
Owens Corning HOMExperts, Inc.	Delaware
Owens Corning HT, Inc.	Delaware
Owens-Corning India Limited	India
Owens Corning Insulating Systems, LLC	Delaware
Owens Corning Insulating Systems Canada, LP	Canada
Owens Corning Insulating Systems Canada GP Inc.	Canada
Owens Corning Integrated Acoustic Systems, LLC	Delaware
Owens Corning International Holdings C.V.	The Netherlands
Owens Corning (Japan) Ltd.	Japan
Owens Corning (Jiangyin) Building Materials Co., Ltd.	China
Owens Corning Korea	Korea
Owens Corning Manufacturing K.K.	Japan
Owens Corning Mexican Holdings B.V.	The Netherlands
Owens Corning Mexico, S. de R.L. de C.V.	Mexico
Owens-Corning Overseas Holdings, Inc.	Delaware
Owens Corning (Nanjing) Foamular Board Co. Ltd.	China
Owens-Corning Real Estate Corporation	Ohio
Owens Corning Remodeling Systems, LLC	Delaware
Owens Corning Remodeling Systems Canada, LP	Canada
Owens Corning Remodeling Systems Canada GP Inc.	Canada
Owens Corning Roofing and Asphalt, LLC	Delaware
Owens Corning Roofing and Asphalt Canada, LP	Canada
Owens Corning Roofing and Asphalt Canada GP Inc.	Canada
Owens Corning Sales, Inc.	Delaware

Owens Corning Sales Company, S.A. de C.V.	Mexico
Owens Corning Science and Technology, LLC	Delaware
Owens Corning (Shanghai) Composites Co. Ltd.	China
Owens-Corning (Shanghai) Fiberglas Co., Ltd.	China
Owens Corning (Shanghai) International Trade Co., Ltd.	China
Owens Corning (Shanghai) Trading Co., Ltd.	China
Owens Corning (Singapore) Pte Ltd.	Singapore
Owens Corning Sunrooms Franchising, LLC	Delaware
Owens Corning Support K.K.	Japan
Owens-Corning (Sweden) AB	Sweden
Owens Corning (Tianjin) Building Materials Co., Ltd.	China
Owens Corning US Holdings, LLC	Delaware
Owens-Corning Veil Netherlands B.V.	The Netherlands
Owens-Corning Veil U.K. Ltd.	United Kingdom
Palmetto Products, Inc.	Delaware
Par Mur SRL	Romania
Quest Industries, LLC	Delaware
Soltech, Inc.	Kentucky
Tecnologia Owens Corning Ltd.	Switzerland
Trumbull Asphalt Co. of Delaware	Delaware
Vytec Corporation	Ontario
Willcorp, Inc.	Delaware
Wrexham A.R. Glass Ltd.	United Kingdom

4